UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 11, 2015

Tumi Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35495	04-3799139
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Durham Avenue South Plainfield, NJ		07080
(Address of principal executive offices)		(Zip Code)
(908) 756-4400
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e)

On March 11, 2015, Tumi Holdings, Inc. (inclusive of its subsidiaries, the “Company”) entered into amended and restated employment agreements with Jerome S. Griffith, Chief Executive Officer and President, Michael J. Mardy, Chief Financial Officer and Executive Vice President, and Steven M. Hurwitz, Senior Vice President, Product Development, Manufacturing and Sourcing, and entered into an employment agreement with Adam Levy, President, Retail.

Jerome S. Griffith

Mr. Griffith’s Amended and Restated Employment Agreement amends, restates and supersedes the Employment Agreement dated December 22, 2008. The agreement provides, among other things, for Mr. Griffith to serve as Chief Executive Officer and President of the Company for a term that will end with his separation from the Company, at an annual salary of $885,000 (subject to adjustment by the Board of Directors). In addition, Mr. Griffith is eligible to earn an annual target incentive bonus of 100% of his base salary, which bonus will be determined in the discretion of the Board of Directors based on Mr. Griffith’s performance and the Company’s achievement of budgetary and other objectives set by the Board of Directors. Based on performance, Mr. Griffith may earn up to two times the target bonus, subject to the terms of the applicable bonus plan. During his employment, Mr. Griffith is also entitled to the employee benefits approved by our Board of Directors and made available to our senior management generally and a monthly automobile allowance. Consistent with the prior agreement, the Company agrees to continue to nominate Mr. Griffith as a member of the Board of Directors.

Mr. Griffith’s employment agreement provides for severance benefits payable in the event of his termination under certain circumstances, subject to the execution of a general release of claims. In addition to these benefits, upon termination for any reason, Mr. Griffith will be entitled to receive amounts accrued under the employment agreement, including any accrued but unpaid base salary and accrued but unused vacation. If Mr. Griffith’s employment is terminated without “Cause,” or if he resigns for “Good Reason” (in either case as defined in the employment agreement), Mr. Griffith will be paid severance in an amount equal to his annual base salary for 18 months following the termination date, a pro rata bonus for the year of termination (based on Company performance and the portion of the year that he was employed) and will be eligible to receive, for up to 18 months, a monthly amount equal to the applicable COBRA premium cost. In the event that Mr. Griffith’s employment is terminated by the Company without “Cause” or if he resigns for “Good Reason” within two years following a Change of Control (as defined in the employment agreement), Mr. Griffith will be paid severance in a lump sum equal to his annual base salary for 36 months plus three times his annual target bonus, and COBRA premiums for up to 36 months. In addition, all unvested equity awards will vest (with any performance criteria under performance-based equity awards being deemed to have been achieved at the target level).

Mr. Griffith’s amended and restated employment agreement eliminates the prior gross up for excise taxes under Section 4999 and 280G of the Internal Revenue Code.

The employment agreement further provides that, subject to certain exceptions, during his employment and a period of 12 months following termination or separation, Mr. Griffith will not (i) compete with the Company or its affiliates, (ii) solicit any of the Company’s employees or consultants, (iii) solicit any of the Company’s customers or suppliers or (iv) acquire or attempt to acquire an interest in any business relating to the Company’s business with which the Company has entertained discussions relating to the acquisition of such business by the Company in the two years immediately preceding his termination or separation. The employment agreement also provides for covenants regarding protection of confidential information and assignment of inventions.

Other Named Executive Officers

Mr. Mardy’s Amended and Restated Employment Agreement amends, restates and supersedes the Employment Agreement dated November 17, 2004. Mr. Hurwitz’s Amended and Restated Employment Agreement amends, restates and supersedes the Employment Agreement dated May 15, 2006. Mr. Levy’s Employment Agreement supersedes certain provisions of his amended offer letter dated October 12, 2011. The agreements for each Mr. Mardy, Mr. Hurwitz and Mr. Levy are substantially similar.

Each agreement provides for at-will employment, with title, base salary (subject to adjustment by the Board of Directors) and target bonus (determined in the discretion of the Board of Directors based on the executive’s performance and the Company’s achievement of budgetary and other objectives set by the Board of Directors) as set forth below:

Name	Title	Base Salary	Target Bonus Percentage
Michael J. Mardy	Chief Financial Officer and Executive Vice President	$473,800	45%
Steven M. Hurwitz	Senior Vice President, Product Development, Manufacturing and Sourcing	$448,050	45%
Adam Levy	President, Retail	$427,450	45%

During their employment, the executives are also entitled to the employee benefits approved by our Board of Directors and made available to our senior management generally and a monthly automobile allowance.

The employment agreements provide for severance benefits payable in the event of the termination of the executive’s employment under certain circumstances, subject to the execution of a general release of claims. In addition to these benefits, upon termination for any reason, the executive will be entitled to receive accrued but unpaid base salary. If the executive’s employment is terminated without “Cause” (as defined in the employment agreement), the executive will be paid severance in an amount equal to his annual base salary for 12 months following the termination date, a pro rata bonus for the year of termination (based on Company performance and the portion of the year that he was employed) and will be eligible to receive, for up to 12 months, a monthly amount equal to the applicable COBRA premium cost. In the event that the executive’s employment is terminated by the Company without “Cause” or if he resigns for “Good Reason” (as defined in the employment agreement) within two years following a Change of Control (as defined in the employment agreement), the executive will be paid severance in a lump sum equal to his annual base salary for 24 months plus two times his annual target bonus, and receive, for up to 24 months, a monthly amount equal to the applicable COBRA premium cost. In addition, all unvested equity awards will vest (with any performance criteria under performance-based equity awards being deemed to have been achieved at the target level).

The employment agreements further provide that during employment and a period of 12 months following termination or separation, the executive will not (i) compete with the Company or its affiliates, (ii) solicit any of the Company’s employees or consultants, (iii) solicit any of the Company’s customers or suppliers or (iv) acquire or attempt to acquire an interest in any business relating to the Company’s business with which the Company has entertained discussions relating to the acquisition of such business by the Company in the two years immediately preceding his termination or separation. The employment agreements also provide for covenants regarding protection of confidential information, assignment of inventions and non-disparagement.

The foregoing description of each of the employment agreements is qualified in its entirety by reference to their terms, which are filed herewith as Exhibits and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, dated March 11, 2015, between Jerome S. Griffith and Tumi, Inc.
10.2	Amended and Restated Employment Agreement, dated March 11, 2015, between Michael J. Mardy and Tumi, Inc.
10.3	Amended and Restated Employment Agreement, dated March 11, 2015, between Steven M. Hurwitz and Tumi, Inc.
10.4	Employment Agreement, dated March 11, 2015, between Adam Levy and Tumi, Inc.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUMI HOLDINGS, INC.

Dated:	March 13, 2015	By:	/s/ Michael J. Mardy
			Name:	Michael J. Mardy
			Title:	Chief Financial Officer and Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, dated March 11, 2015, between Jerome S. Griffith and Tumi, Inc.
10.2	Amended and Restated Employment Agreement, dated March 11, 2015, between Michael J. Mardy and Tumi, Inc.
10.3	Amended and Restated Employment Agreement, dated March 11, 2015, between Steven M. Hurwitz and Tumi, Inc.
10.4	Employment Agreement, dated March 11, 2015, between Adam Levy and Tumi, Inc.